As filed with the Securities and Exchange Commission on November 10, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AMETEK, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	14-1682544 (I.R.S. Employer Identification Number)
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 647-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David A. Zapico
Chairman and Chief Executive Officer
AMETEK, Inc.
1100 Cassatt Road
Berwyn, PA 19312
(610) 647-2121
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please address a copy of all communications to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 2222 Market Street Philadelphia, PA 19103 (215) 963-5000	Lynn Carino, Esq. Corporate Secretary and Corporate Counsel AMETEK, Inc. 1100 Cassatt Road Berwyn, PA 19312 (610) 647-2121
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

PROSPECTUS
AMETEK, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
We may offer, issue and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) depositary shares representing interests in our preferred stock, (4) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, and (5) warrants to purchase shares of our common stock, shares of our preferred stock and/or our debt securities or any combination of these securities, in one or more series or classes under this prospectus.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms and conditions of these sales and the securities offered in supplements to this prospectus prepared in connection with each offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in the securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.
AMETEK, Inc.’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AME.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully read and consider the risk factors included on page 4 of this prospectus and our periodic reports referred to in the “Where You Can Find More Information” section of this prospectus, as well as any additional risk factors that may be contained in the relevant prospectus supplement to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 10, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus contains a general description of the securities that we may offer. Each time we sell any securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement as necessary. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information,” before you decide whether to invest in the securities.
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or other offering materials we provide. We have not authorized anyone to provide you with additional or different information. If anyone does provide you with additional or different information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement. You also should not assume that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any such prospectus supplement. Our business, financial condition, results of operations and/or prospects may have changed since the date of this prospectus, any prospectus supplement or any document incorporated by reference into this prospectus or any prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”
This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.
Unless otherwise indicated, when used in this prospectus, all references to “AMETEK,” “the Company,” “we,” “us,” or “our” refers to AMETEK, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements. We caution readers that forward-looking statements reflect our opinion only as of the date on which they were made. You should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
our ability to consummate and successfully integrate future acquisitions;

•
risks associated with international sales and operations, including supply chain disruptions;

•
tariffs, trade disputes, foreign currency fluctuations and geopolitical developments;

•
our ability to successfully develop new products, open new facilities or transfer product lines;

•
the price and availability of raw materials;

•
cybersecurity and information technology risks;

•
compliance with government regulations, including environmental regulations;

•
changes in the competitive environment;

•
the effects of competition in our markets;

•
the ability to maintain adequate liquidity and financing sources; and

•
general economic conditions affecting the industries we serve.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus and any applicable prospectus supplement. Numerous factors, including those discussed in the documents referred to under the heading “Risk Factors” which include our filings with the SEC referred to under the heading “Where You Can Find More Information” could affect our forward-looking statements and actual performance. Although we undertake no obligation to publicly update or supplement forward-looking statements whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

AMETEK, INC.
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with operations in North America, Europe, Asia and South America. Our products are marketed and sold worldwide through two operating groups: Electronic Instruments (“EIG”) and Electromechanical (“EMG”). EIG is a leader in the design and manufacture of advanced instruments for the process, power and industrial, and aerospace markets. EMG is a differentiated supplier of precision motion control solutions, highly engineered medical components and devices, thermal management systems, specialty metals and electrical interconnects. EMG’s end markets include aerospace and defense, medical, automation and other industrial markets.
Our executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and our telephone number is (610) 647-2121.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement for working capital and other general business purposes, which may include capital expenditures, acquisitions of companies or business, strategic investments, repayment and refinancing of debt, repurchases of our securities and payment of dividends. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based on, and qualified by reference to, the applicable provisions of Delaware corporate law (the “DGCL”), our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and our by-laws (the “Bylaws”), each as amended and restated, as applicable, through the date of this prospectus and both of which are exhibits to this prospectus. You should read our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of the DGCL for additional information. References to “AMETEK,” “we,” “our,” and “us” in this “Description of Capital Stock” refer only to AMETEK, Inc. and not, unless the context requires or as otherwise expressly stated, to any of our subsidiaries.
Common Stock
Authorized Shares
Under our Amended and Restated Certificate of Incorporation, we have the authority to issue 800,000,000 shares of common stock, with a par value of $0.01 per share.
Voting Rights
Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders.
Dividend Rights
The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds, subject to the rights of any then outstanding preferred stock.
Liquidation Rights
Upon a liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of our common stock are entitled to share equally and ratably in the assets available for distribution to holders of common stock after payment of all of our prior obligations, subject to the rights of any then outstanding preferred stock.
Other Matters
The holders of our common stock have no preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock.
Certain Anti-Takeover Effects
Certain provisions of the DGCL and our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that could have certain anti-takeover effects and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, as discussed below:
Authorized but Unissued Shares.   Subject to the requirements of the New York Stock Exchange and other applicable law, our authorized but unissued shares of common stock may be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.
Undesignated Preferred Stock.   Our Amended and Restated Certificate of Incorporation provides that our board of directors may issue up to 5,000,000 shares of preferred stock and fix the designations, relative powers, preferences, rights, qualifications, limitations and restrictions related to that preferred stock.

Advance Notice Requirements.   Our Bylaws establish an advance notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.
Special Meetings of Stockholders.   Our Amended and Restated Certificate of Incorporation and Bylaws vest the power to call special meetings of our stockholders in the chairman of our board of directors, our board of directors and stockholders of record, who hold a “net long position” (as defined in our Bylaws), of not less than 50% of our then outstanding voting stock (subject to the procedures and other requirements set forth in our Bylaws).
No Action by Written Consent.   Our Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing of such stockholders.
Classified Board of Directors.   Our board of directors is divided into three classes with staggered terms of three years each, so that the term of one class expires at each annual meeting of the stockholders.
Proxy Access.   Our Bylaws contain provisions which provide that a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years capital stock of the Company representing an aggregate of at least 3% of the Company’s voting stock, may nominate and include in the Company’s proxy materials a specified number of director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. The maximum number of stockholder nominees is the greater of (x) two or (y) a number that does not exceed 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered or, if such amount is not a whole number, the closest whole number below 20%.
No Cumulative Voting.   Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting on the election of directors.
Delaware Business Combination Statute.   As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:
•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•
on or subsequent to such time, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Exclusive Forum for Adjudication of Disputes
Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court lacks jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or other proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, creditors or other constituents, (c) any action asserting a claim against the

Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or Bylaws, or (d) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine. Our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the exclusive forum provision.
Listing
Our common stock is traded on the New York Stock Exchange under the trading symbol “AME.”
Transfer Agent
Equiniti Trust Company, LLC serves as transfer agent and registrar for our common stock.
Preferred Stock
Under our Amended and Restated Certificate of Incorporation, we have the authority to issue 5,000,000 shares of preferred stock. The Board is authorized to issue preferred stock in one or more series, with the designations, relative powers, preferences, rights, qualifications, limitations, restrictions, voting powers, redemption provisions, dividend rights and any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations or restrictions thereof, in each case, as permitted by the DGCL and as our Board may determine by a resolution providing for the issuance of such preferred stock. The preferred stock will be, when issued, fully paid and nonassessable. The rights, preferences, privileges and restrictions of any series of preferred stock will be fixed by the Preferred Stock Designation relating to such series of shares.
Depositary Shares
We may, at our option, elect to offer depositary shares representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as shall be detailed in an accompanying prospectus supplement relating to the particular series of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. The following summaries of certain provisions of the warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.
A prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:
•
the offering price;

•
the title of the warrants;

•
the number of warrants offered;

•
the exercise price and the amount of securities that may be received upon exercise;

•
the procedure for the exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the name of the warrant agent; and

•
any other material terms of the warrant.

After the warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise of such warrant and will not be entitled to payments made to holders of those underlying securities.
For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement, if any, and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES
References to “AMETEK” in this section of this prospectus are only to AMETEK, Inc. and not to any of its subsidiaries.
We may issue debt securities, including convertible debt securities, in one or more series. While the terms summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities AMETEK offers under a prospectus supplement or free writing prospectus may differ from terms we describe below.
We will evidence each series of debt securities offered under this prospectus that we issue by the indenture (the “base indenture”), dated as of November 10, 2026, between AMETEK and U.S. Bank Trust Company, National Association (the “trustee”). The base indenture is included as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures, officer’s certificates and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that AMETEK files with the SEC. Unless the context requires otherwise, whenever AMETEK refers to the “indenture,” AMETEK is referring to the base indenture as supplemented by any supplemental indentures or officer’s certificates that specify the terms of a particular series of debt securities.
The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.
General
We will set forth in a prospectus supplement or free writing prospectus, to the extent required, among other things, the following terms of the series of debt securities being offered:
•
the title of the series of the debt securities;

•
any limit on the aggregate principal amount of the debt securities of a series;

•
the date or dates on which AMETEK will pay the principal of the debt securities;

•
any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•
the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest will accrue, the date or dates on which interest will be payable and any record date for the interest payable on any interest payment date;

•
the place or places where principal of and any premium and interest on the debt securities of the series will be payable;

•
any optional redemption provisions and any change of control or put provisions;

•
if other than the principal amount thereof, the amounts payable upon a declaration of acceleration of the maturity of the debt securities;

•
the issue date;

•
the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•
whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities;

•
any additions to, deletions of or changes in the events of default which apply to the debt securities;

•
if the debt securities will be convertible into or exchangeable for shares of common stock, preferred stock or other securities of AMETEK;

•
any additions to, deletions of or changes in the covenants which apply to the debt securities; and

•
any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement or free writing prospectus.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series.
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement or free writing prospectus, the trustee will initially be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.
Certain Covenants
The indenture governing the terms of the debt securities contains the following principal covenant:
Limitation on Consolidation, Merger and Sale of Assets
AMETEK may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its assets substantially as an entirety to another entity unless:
•
(1) AMETEK is the continuing corporation or (2) the successor entity, if other than AMETEK, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of AMETEK’s obligations under the debt securities of all series and the indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no default or other event that, after notice or lapse of time or both, would become a default or event of default, has occurred and is continuing; and

•
certain other conditions are met, including delivery by us to the trustee of an officer’s certificate and opinion of counsel as required by the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, and may exercise every right and power of AMETEK under the indenture and, subject to the terms of the indenture, AMETEK will be discharged from all obligations and covenants under the indenture and the debt securities.
Further Issuances
AMETEK may from time to time, without notice to or the consent of the holders of the debt securities of any series, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the debt securities of such series in all respects (except for the issue date, the issue price and, if applicable, the first interest payment date, the first interest accrual date and the amount of interest payable on the first interest payment date applicable thereto). Such additional debt securities may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as a previously issued series of debt securities and will vote together as one class on all matters with respect to such debt securities.
Events of Default
Each of the following is an “event of default” under the indenture with respect to the debt securities of any series:
(1)
a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2)
a default in the payment of any interest on the debt securities of such series when due and payable, continued for 60 days;

(3)
a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately below), and continuance of such default or breach for 90 days after a Notice of Default (as defined below) is given to AMETEK;

(4)
a default in the performance, or breach, of AMETEK’s obligations under the “— Certain Covenants — Limitation on Consolidation, Merger and Sale of Assets” covenant described above;

(5)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of AMETEK or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AMETEK or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; and

(6)
AMETEK shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (5) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AMETEK or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing.

A default under clause (3) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify AMETEK of the default and AMETEK does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
AMETEK shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action AMETEK is taking or proposes to take with respect thereto. Upon becoming aware of any default or event of default, AMETEK is required to deliver to the trustee a statement specifying such default or event of default.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization) with respect to debt securities of any series shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to AMETEK in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to AMETEK shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately to the fullest extent permitted by applicable law without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless as otherwise provided in the indenture, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if (i) AMETEK has paid or deposited with the trustee a sum sufficient to pay all overdue principal, premium, interest and all amounts due to the trustee and (ii) all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.
In case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered (and, if requested, provided) to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification and/or security of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture unless:
(a)
such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series;

(b)
the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request and offered the trustee indemnity and/or security satisfactory to the trustee to institute such proceeding as trustee;

(c)
the trustee has failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity and/or security; and

(d)
the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request during the 60 day period referred to in clause (c).

However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.
The indenture requires AMETEK to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture.

Definitions
The indenture contains the following defined terms:
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“incur” means issue, assume, guarantee or otherwise become liable for.
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.
Modification and Waiver
Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). AMETEK and the trustee may, without the consent of any holders, enter into a supplemental indenture in order to amend or supplement the base indenture with respect to debt securities of one or more series or amend or supplement the debt securities of one or more series without notice to or the consent of any holder of debt securities to:
•
evidence the succession of another person to AMETEK and the assumption by any such successor of the covenants of AMETEK under the indenture and the debt securities;

•
add further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•
surrender any right or power conferred upon AMETEK;

•
establish the forms or terms of debt securities of any series;

•
add any additional events of default for the benefit of holders of all or any series of the debt securities;

•
add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities of any series in uncertificated form;

•
secure the debt securities of any series or add guarantees with respect to the debt securities of any series;

•
provide for the issuance of additional debt securities of any series of debt securities in accordance with the provisions of the indenture;

•
add to, change or eliminate any of the provisions contained in the indenture or in any supplemental indentures or officer’s certificates in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) will not apply to, or modify the rights of any holder of, any debt securities of any series created prior to the execution of such supplemental indenture or officer’s certificate or (ii) will become effective only when no debt securities of any series created prior to the execution of such supplemental indenture or officer’s certificate are outstanding;

•
add or appoint a successor or separate trustee;

•
cure any ambiguity or correct or supplement any provision contained therein or in any supplemental indenture or officer’s certificate that may be defective or inconsistent with any other provision contained therein or in any such supplemental indenture or officer’s certificate, provided that the interests of the holders of the debt securities are not adversely affected in any material respect;

•
supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities;

•
make any other change that would not adversely affect the holders of the debt securities of such series in any material respect;

•
make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939; and

•
conform the indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•
make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

•
reduce the rate of or extend the time of payment for interest on any debt securities;

•
reduce the principal amount or extend the stated maturity of any debt securities;

•
reduce the redemption price of any debt securities or add redemption provisions to the debt securities;

•
make any debt securities payable in money other than that stated in the indenture or the debt securities;

•
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•
make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities; or

•
reduce or postpone any sinking fund or similar provision.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive compliance by AMETEK with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.
Defeasance
AMETEK at any time may terminate all its obligations with respect to the debt securities of any series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. AMETEK at any time may also terminate its obligations with respect to the debt securities of any series under certain covenants included in the indenture, including those described under clause (3) under “— Events of Default,” which termination is referred to in this prospectus as “covenant defeasance.” AMETEK may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.

If AMETEK exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AMETEK exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (3) and (6) under “— Events of Default” and with respect to certain covenants in the indenture, including those described under “— Certain Covenants.”
The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:
(a)
AMETEK irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity;

(b)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

(c)
in the case of the legal defeasance option, AMETEK delivers to the trustee an opinion of counsel stating that:

(1)
AMETEK has received from the Internal Revenue Service a ruling, or

(2)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance has not occurred;

(d)
in the case of the covenant defeasance option, AMETEK delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e)
AMETEK delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series have been complied with as required by the indenture.

Discharge
When (i) AMETEK delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced or paid because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AMETEK irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AMETEK pays all other sums related to the debt securities of such series payable under the indenture by AMETEK, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of AMETEK accompanied by an officer’s certificate and an opinion of counsel of AMETEK.
Governing Law
The indenture is, and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the securities being offered under this prospectus in any one or more of the following ways:
•
directly to purchasers;

•
through agents;

•
to or through underwriters;

•
through dealers; or

•
through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale;

•
prices related to prevailing market prices;

•
negotiated prices; or

•
through a combination of any of these transactions.

We may directly solicit offers to purchase securities or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions we must pay. Any such agent will be acting on a “best efforts” basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

EXPERTS
The consolidated financial statements of AMETEK, Inc. appearing in AMETEK, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of AMETEK, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The legality of the securities offered hereby is being passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 17, 2026 (the “Annual Report”);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 (filed with the SEC on April 30, 2026), June 30, 2026 (filed with the SEC on August 4, 2026) and September 30, 2026 (filed with the SEC on November 3, 2026);

•
the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on March 12, 2026;

•
our Current Reports on Form 8-K, filed with the SEC on February 3, 2026 (excluding Item 2.02 and Exhibit 99.1), February 12, 2026, April 30, 2026 (excluding Item 2.02 and Exhibit 99.1), May 6, 2026, May 8, 2026, May 11, 2026, May 26, 2026, June 12, 2026, August 11, 2026, August 26, 2026 and November 6, 2026; and

•
the description of our Common Stock, $0.01 par value, contained in Amendment No. 2 to the registration statement on Form 10 filed with the SEC on June 27, 1997, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to applicable SEC rules.
You may request a copy of these filings, at no cost, by contacting the Investor Relations Department at AMETEK, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312, by telephone at 610-647-2121 or by visiting our website at www.investors.ametek.com. The information contained on our website other than these filings is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts are estimated; actual amounts to be determined from time to time):
Registration fee – Securities and Exchange Commission	$	*
Accountant’s fees and expenses		**
Legal fees and expenses		**
Printing expenses		**
Rating agency fees and expenses		**
Transfer agent’s, trustee’s and depositary’s fees and expenses		**
Miscellaneous fees and expenses		**
TOTAL	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by AMETEK.
ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our Amended and Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides that the extent to which a corporation may indemnify its directors and officers depends on the nature of the action giving rise to the indemnification right. In actions not on behalf of the corporation, directors and officers may be indemnified for acts taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In actions on behalf of the corporation, directors and officers may be indemnified for acts taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except for acts as to which the director or officer is adjudged liable to the corporation, unless the relevant court determines that indemnification is appropriate despite such liability. Section 145 of the DGCL also permits a corporation to (i) reimburse present or former directors or officers for their defense expenses to the extent they are successful on the merits or otherwise and (ii) advance defense expenses upon receipt of an undertaking to repay the corporation if it is determined that payment of such expenses is unwarranted.
To supplement the general indemnification right contained in our Amended and Restated Certificate of Incorporation, our Bylaws provide for the right of directors and officers to receive advance defense expenses (as described above).
In addition to the indemnification rights described above, our Amended and Restated Certificate of Incorporation eliminates any monetary liability of directors to us or our stockholders for breaches of fiduciary duty to the fullest extent permitted by the DGCL.

ITEM 16.   EXHIBITS.
EXHIBIT NO.	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1	Conformed Copy of Amended and Restated Certificate of Incorporation of AMETEK, Inc. as amended to and including May 9, 2019 (filed as Exhibit 3.1 to the Registrant’s Form 10-K filed February 20, 2025, and incorporated by reference herein).
4.2	By-Laws of AMETEK, Inc. as amended to and including November 9, 2018 (filed as Exhibit 3.2 to the Registrant’s Form 10-Q filed May 5, 2020, and incorporated by reference herein).
4.3*	Form of Debt Securities
4.4*	Form of Warrant Agreement (including form of Warrant Certificate)
4.5*	Form of Deposit Agreement (including form of Depositary Receipts)
4.6*	Certificate of Designation of Preferred Stock
4.7*	Form of Preferred Stock Certificate
4.8	Indenture, dated as of November 10, 2026, between AMETEK, Inc. and U.S. Bank Trust Company, National Association, as trustee (filed herewith).
5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered (filed herewith).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature pages to the Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee with respect to the form of Indenture (filed herewith).
107	Filing Fee Table (filed herewith).

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

ITEM 17.   UNDERTAKINGS.
(a)
The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
(a)   The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania on November 10, 2026.
AMETEK, INC.
/s/ David A. Zapico

By:
David A. Zapico

Title:
Chairman and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints David A. Zapico, Chairman and Chief Executive Officer of the Registrant, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David A. Zapico David A. Zapico	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 10, 2026
/s/ Dalip M. Puri Dalip M. Puri	Executive Vice President — Chief Financial Officer (Principal Financial Officer)	November 10, 2026
/s/ Robert J. Amodei Robert J. Amodei	Senior Vice President — Controller (Principal Accounting Officer)	November 10, 2026
/s/ Thomas A. Amato Thomas A. Amato	Director	November 10, 2026
/s/ Tod E. Carpenter Tod E. Carpenter	Director	November 10, 2026
/s/ Anthony J. Conti Anthony J. Conti	Director	November 10, 2026
/s/ Karleen M. Oberton Karleen M. Oberton	Director	November 10, 2026

Signature	Title	Date
/s/ Dean Seavers Dean Seavers	Director	November 10, 2026
/s/ Nick L. Stanage Nick L. Stanage	Director	November 10, 2026
/s/ Suzanne L. Stefany Suzanne L. Stefany	Director	November 10, 2026